UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019 (August 15, 2019)

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30-30 47th Avenue.
Long Island City, NY	11101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

August 21, 2019

Item 1.01 Entry into a Material Definitive Agreement

On August 15, 2019 Cemtrex, Inc. (the “Company”) and Finvest GmbH i.G., Dennis Wenz, and Laura Wenz entered into a Share Purchase and Transfer Agreement (the “Purchase Agreement”) for all outstanding shares of its subsidiaries ROB Cemtrex GmbH, ROB Systems Srl, ROB Cemtrex Assets UG, ROB Cemtrex Logistics GmbH (the “Disposition”), which were consolidated into the Company’s Condensed Consolidated Balance Sheet as of June 30, 2019, as filed with the SEC on August 19, 2019.

Item 2.01, Completion of Acquisition or Disposition of Assets

On August 15, 2019, the Company completed the Disposition for total consideration of €6,367,199, ($7,061,224 based on the exchange rate on the date of Disposition). The Company received cash of €2,500,100, ($2,772,611 based on the exchange rate on the date of Disposition), A note payable in the amount of €1,500,000, ($1,663,500 based on the exchange rate on the date of Disposition), this note bears interest of 3% and is due one year form the date of disposition, A note payable in the amount of €1,350,000, ($1,497,150 based on the exchange rate on the date of Disposition), this note bears interest of 3% and is due two years form the date of disposition, and the payment of certain liabilities held by the disposed subsidiaries of €1,017,099 ($1,127,963 based on the exchange rate on the date of Disposition).

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information. The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Disposition is filed as Exhibit 99.1 to this Current Report on Form 8-k and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Exhibit Title
2.1	Share transfer and purchase agreement between Cemtrex, Ltd., Cemtrex, Inc. and Finvest GmbH i.G., Dennis Wenz, and Laura Wenz.
99.1	Unaudited pro forma condensed consolidated financial information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: August 21, 2019	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer

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